EXHIBIT 4.b

                          BIO-TECHNOLOGY GENERAL CORP.
                                1250 Broadway
                              New York, N.Y. 10001
                                  212-239-0450

                                                                   July 23, 1992

Amos Oppenheim
5/12 Harav Shrem Street
Ramat Sharet
Jerusalem 96920, Israel

Dear Amos:

     This letter is to set forth our agreement as follows:

     Bio-Technology General Corp. (the "Company") hereby grants you, in recognition of the services rendered by you to the Company, an option to purchase 5,000 shares (the "Option") of the Company's common stock, $.01 par value (the "Common Stock"), at a purchase price per share of $5.00.

     Subject to the last sentence of this paragraph, the Option may be exercised by you in whole or in part at any time and from time to time prior to July 23, 1997 (subject to earlier termination as provided below) by delivering to the Company (a) a written notice specifying the number of shares of Common Stock to be purchased, and (b) payment in full of the exercise price, together with the amount, if any, deemed necessary by the Company to enable it to satisfy any income tax withholding obligations with respect to the exercise (unless other arrangements, acceptable to the Company, are made for the satisfaction of such withholding obligations). The exercise price shall be payable in cash or by certified check. Notwithstanding anything herein to the contrary, the Option may not be exercised in whole or in part unless (i) you are permitted, under applicable Israeli law, to purchase the shares of Common Stock, and (ii) all necessary permits, including but not limited to a specific permit from the Controller of Foreign Currency of the Bank of Israel, have been obtained by you or on your behalf.

     No shares of Common Stock shall be sold or delivered hereunder until full payment for such shares has been made. You shall have no rights as a stockholder with respect to any shares covered by the Option until a stock certificate for such shares is issued to you.

     This Option shall not be transferable otherwise than by will or the laws of descent and distribution, and may be exercised during your lifetime only by you. More particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred, pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and


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Amos Oppenheim
July 23, 1992
Page 2



without effect; provided, however, that if you shall die during the term of the Option, your estate, personal representative or beneficiary shall have the right to exercise the Option.

     In case of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of Common Stock, appropriate adjustment shall be made to the number of shares and the exercise price per share which may still be purchased under this agreement. In the case of a merger, sale of assets or similar transaction which results in a replacement of the Company's shares of Common Stock with stock of another corporation, this Option shall terminate, to the extent not previously exercised, on the effective date of such merger, sale of assets or similar transaction which results in a replacement of the Company's shares of Common Stock with stock of another corporation.

     All certificates representing any shares of Common Stock subject to this agreement shall have endorsed thereon the following legends:

          (a) "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and, accordingly, may not be offered for sale, sold or otherwise transferred except (i) upon effective registration of the securities represented by this certificate under the Securities Act of 1933, as amended, or (ii) upon acceptance by the issuer of an opinion of counsel in such form and by such counsel, or other documentation, as shall be satisfactory to counsel for the issuer that such registration is not required."

          (b) Any legend required to be placed thereon by appropriate Blue Sky officials.

     You agree that you shall in no event make any disposition of all or any portion of the Option or the Common Stock unless and until:

     (a) there is then in effect a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

     (b) (i) you shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances


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Amos Oppenheim
July 23, 1992
Page 3


surrounding the proposed disposition, (ii) you shall have furnished the Company with an opinion of your own counsel to the effect that such disposition will not require registration of such shares under the Securities Act, and (iii) such opinion of your counsel shall have been concurred in by counsel for the Company and the Company shall have advised you of such concurrence.

     On or prior to your exercise of the Option hereunder, you shall execute and deliver to the Company a letter, substantially in the form attached hereto as
Exhibit 1 and incorporated herein by reference, to ensure compliance with the Securities Act.

     You agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this agreement.

     Any notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at his address hereinafter shown below his signature or at such other address as such party may designate by ten days' advance written notice to the other party hereto.

     If you agree that this letter accurately sets forth the terms of our agreement with respect to the Option, please so indicate by signing in the space below and returning a copy of this letter to the Company.

                                        Sincerely,

                                        BIO-TECHNOLOGY GENERAL CORP.

                                        By: /s/ SIM FASS
                                           --------------------------------
                                        Name:   Sim Fass
                                        Title:  President

ACCEPTED AND AGREED TO AS
OF THE 23RD DAY OF JULY, 1992:

/s/ AMOS OPPENHEIM
--------------------
Amos Oppenheim


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                                  EXHIBIT 1

BIO-TECHNOLOGY GENERAL CORP.
1250 Broadway
New York, New York  10001

Gentlemen:

     In connection with the proposed purchase of 5,000 shares of Common Stock (the "Securities") of Bio-Technology General Corp., a Delaware corporation (the "Company"), by Amos Oppenheim (the "Optionee") pursuant to the exercise of that certain option granted to the Optionee by the Company pursuant to that letter agreement dated July 23, 1992, the Optionee hereby agrees, represents and warrants as follows:

     1. Purchase Entirely for Own Account.

     The undersigned represents and warrants that he is purchasing the Securities solely for his own account for investment and not with a view to or for sale or distribution of the Securities or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Securities or any portion thereof. The undersigned also represents that the entire legal and beneficial interest of the Securities he is purchasing is being purchased for, and will be held for the account of, the Optionee only and neither in whole nor in part for any other person.

     2. Residence.

     The undersigned represents and warrants that his residence address is located at:

                    5/12 Harav Shrem St.
                    Ramat Sharet, Jerusalem, Israel

     3. Information Concerning the Company.

     The undersigned represents and warrants that he has heretofore discussed the Company and its plans, operations and financial condition with its officers and that he has heretofore received all such information as he deems necessary and appropriate to enable him to evaluate the financial risk inherent in making an investment in the Securities of the Company and the undersigned further represents and warrants that he has received satisfactory and complete information concerning the


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business and financial condition of the Company in response to all inquiries in respect thereof. The undersigned represents and warrants that he has received and carefully reviewed all filings made by the Company with the Securities and Exchange Commission during the 12 month period prior to the date of this letter.

     4. Economic Risk.

     The undersigned represents and warrants that he realizes that his purchase of the Securities will be a highly speculative investment and that he is able, without impairing his financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss on his investment.

     5. Experience.

     The undersigned represents and warrants that he has such knowledge and experience in financial and business matters so that he is capable of evaluating the merits and risks of an investment in the Securities and of making an informed decision.

     6. Restricted Securities.

     The undersigned represents and warrants that the Company has disclosed to him in writing:

     (a) the Securities which he is purchasing have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or the disposition of such Securities is exempt from such registration; and

     (b) the Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

     7. Disposition under Rule 144.

     The undersigned represents and warrants that he understands that the Securities are restricted securities within the meaning of Rule 144 promulgated under the Securities Act; that the exemption from registration under Rule 144 will not be available in any event for at least two years from the date of sale of the Securities to him, and even then will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and
(iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Securities may be made by him only in limited amounts in accordance with such terms and conditions.


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     8. Further Limitations on Disposition.

     Without in any way limiting the representations set forth above, the undersigned further agrees that he shall in no event make any disposition of all or any portion of the Securities which he is purchasing unless and until:

     (a) there is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

     (b)(i) he shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (ii) he shall have furnished the Company with an opinion of his own counsel to the effect that such disposition will not require registration of such shares under the Securities Act, and (iii) such opinion of his counsel shall have been concurred in by counsel for the Company and the Company shall have advised him of such concurrence.

Dated:

                                          Very truly yours,




                                          -------------------------------------
ACCEPTED AND AGREED TO:

BIO-TECHNOLOGY GENERAL CORP.

By:___________________________

Title:_________________________